Exhibit 99.1

Company Press Release

Thursday, February 5, 2004

Advant-e Corporation Announces Record 2003

Revenues and Net Earnings

60% Internet-Based Revenue Increase, EPS of $.04 in 2003 vs. ($.05) in 2002

DAYTON, Ohio, February 5, 2004 — Advant-e Corporation (OTC Bulletin Board: AVEE), a leading provider of Internet-based business-to-business electronic commerce services, today announced financial and operating results for the year ended December 31, 2003.

For the year the Company reported revenues of $2,942,992 compared to $2,008,389 for the fiscal year ended 2002. The 47% increase in revenues is attributed to the expansion and market acceptance of the Company’s Internet-based electronic commerce subscription services. Internet-based revenue in 2003 increased 60% from $1,728,996 in 2002 to $2,760,200 in 2003.

Net income for 2003 was $215,175 or $.04 per share compared to a net loss in 2002 of $307,534 or ($.05) per share. These results are due to increased revenue and an active program of cost control and containment.

For the fourth quarter of 2003 the Company reported revenue of $818,641 and net income of $182,836 or $.03 per share compared to revenue of $567,292 and a net loss of $161,301 or ($.03) per share for the fourth quarter of 2002.

The Company reduced it’s total liabilities to $485,935 from $1,213,353 as of December 31, 2003 in large part due to the conversion and payment of the majority of the Company’s convertible notes that were issued in 2001 and 2002. Shareholders’ equity at year-end increased to $879,360 from $22,633 at the end of 2002.

Commenting on the year-end results, Mr. Wadzinski, President and CEO of Advant-e stated, “2003 was a great year for us. With the increase in revenue from our core products and services combined with our vigilance in monitoring expenses, we are pleased to report a significant improvement over 2002. Due to the reduction of the majority of our outstanding debt in 2003 and our improved cash balance, we began 2004 in a much better position as we strive to increase the market acceptance of our existing products and services along with introducing new solutions that help our customers connect, integrate, manage, and expand their e-business trading communities.”

About Advant-e Corporation

Advant-e, via its wholly owned and sole operating subsidiary Edict Systems, Inc., is a provider of Business-to-Business electronic commerce software and Internet-based applications specializing in Electronic Data Interchange (EDI) and XML-based solutions for recurring transactions. Advant-e specializes in horizontal transaction services via EnterpriseEC®, an Internet-based Electronic Business Transaction Network, and within specific vertical industries via web-based “vortals” including www.GroceryEC.com, www.RetailEC.com, www.CPGSupplier.com, www.LogisticsEC.com, and www.MfgEC.com.

In addition to Internet and web-based e-commerce solutions, Edict Systems also provides e-commerce integration applications via its FORMULA_ONE® translation software. Additional information about Advant-e Corporation can be found at www.Advant-e.com and www.edictsystems.com or by contacting investor relations at (937) 429-4288. The company’s email is info@edictsystems.com.

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2003	2002
REVENUES
Internet products and services	$2,760,200	1,728,996
Software and license fees	182,792	279,393

Total revenues	2,942,992	2,008,389

OPERATING EXPENSES
Production	115,750	132,433
Salaries and benefits	1,457,817	1,151,413
General and administrative	614,233	526,510
Depreciation	51,517	36,081
Amortization of software development costs	290,852	184,289
Interest	188,402	311,463

Total operating expenses	2,718,571	2,342,189

INCOME (LOSS) BEFORE TAXES	224,421	(333,800)
INCOME TAXES (BENEFIT)	9,246	(26,266)

NET INCOME (LOSS)	$215,175	(307,534)

EARNINGS (LOSS) PER SHARE
Basic	$0.04	(0.05)

Diluted	$0.04	(0.05)

AVERAGE SHARES OUTSTANDING
Basic	5,702,751	5,661,002

Diluted	5,794,365	5,661,002

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter Ended December 31
	2003	2002
REVENUES
Internet products and services	$772,348	523,119
Software and license fees	46,293	44,173

Total revenues	818,641	567,292

OPERATING EXPENSES
Production	28,840	24,890
Salaries and benefits	349,144	394,356
General and administrative	128,201	200,977
Depreciation	14,857	15,390
Amortization of software development costs	75,910	72,695
Interest	49,037	55,161

Total operating expenses	645,989	763,469

INCOME (LOSS) BEFORE TAXES	172,652	(196,177)
INCOME TAXES BENEFIT	(10,184)	(34,876)

NET INCOME (LOSS)	$182,836	(161,301)

EARNINGS (LOSS) PER SHARE
Basic	$0.03	(0.03)

Diluted	$0.03	(0.03)

AVERAGE SHARES OUTSTANDING
Basic	5,826,635	5,661,002

Diluted	6,022,358	5,661,002

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31
	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$216,448	98,740
Accounts receivable, net	215,895	157,655
Deferred income taxes	266,400	40,600
Prepaid expenses	9,604	46,817

Total current assets	708,347	343,812

SOFTWARE DEVELOPMENT COSTS, net of accumulated amortization of $585,619 at December 31, 2003 and $294,767 at December 31, 2002	481,678	634,956
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $154,977 at December 31, 2003 and $103,460 at December 31, 2002	168,687	171,589
OTHER ASSETS
Deferred income taxes	—	79,046
Deposits	6,583	6,583

	6,583	85,629

Total assets	$1,365,295	1,235,986

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$72,172	158,320
Accrued interest	833	118,025
Accrued salaries and other expenses	71,034	49,600
Deferred revenue	90,931	93,893
Bank notes payable	4,965	14,097
Convertible subordinated notes payable, net	50,000	729,621
8% demand notes payable to shareholder	40,000	45,000

Total current liabilities	329,935	1,208,556

LONG-TERM LIABILITIES
Deferred income taxes	156,000	—
Bank notes payable, less current maturities	—	4,797

Total long-term liabilities	156,000	4,797

Total liabilities	485,935	1,213,353

SHAREHOLDERS’ EQUITY
Common stock, $.001 par value; 20,000,000 shares authorized; 6,244,917 outstanding at December 31, 2003 and 5,661,002 outstanding at December 31, 2002	6,245	5,661
Paid-in capital	1,491,427	850,459
Retained earnings deficit	(618,312)	(833,487)

Total shareholders’ equity	879,360	22,633

Total liabilities and shareholders’ equity	$1,365,295	1,235,986

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$215,175	(307,534)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	51,517	36,081
Amortization of software development costs	290,852	184,289
Amortization of note discount resulting from valuation of warrants and beneficial conversion features	70,129	202,473
Deferred income taxes (benefit)	9,246	(26,266)
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	(58,240)	(73,426)
Prepaid expenses	37,213	36,275
Accounts payable	(86,148)	61,370
Accrued salaries and other expenses	21,433	17,368
Accrued interest	(94,151)	94,370
Deferred revenue	(2,962)	(20,404)
Deposits	—	(6,583)

Net cash provided by operating activities	454,064	198,013

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(48,615)	(149,345)
Software development costs	(137,574)	(307,703)

Net cash used in investing activities	(186,189)	(457,048)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on convertible subordinated notes	(120,000)	—
Borrowings on convertible subordinated notes	—	250,000
Payments on bank loans	(13,929)	(72,904)
Payments on notes payable to shareholder	(5,000)	—
Payment of costs of securities offering	(11,238)	—

Net cash provided by (used in) financing activities	(150,167)	177,096

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	117,708	(81,939)
Cash and cash equivalents, beginning of year	98,740	180,679

CASH AND CASH EQUIVALENTS, END OF YEAR	$216,448	98,740

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ITEMS
Interest paid	$212,424	14,620
Non-cash transactions
Conversion to common stock of convertible subordinated notes and related accrued interest	$628,040
Fair value of warrants issued with convertible subordinated notes	$24,750	27,500
Fair value of beneficial conversion features of convertible subordinated notes	—	59,672

The information in this news release includes certain forward looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the company. Although the company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.